Fifth Street Finance Corp. Appoints James Castro-Blanco to the Board of Directors

GREENWICH, CT, August 18, 2014 – Fifth Street Finance Corp. (NASDAQ:FSC) (“FSC”) today announced that James Castro-Blanco has been appointed as an independent director, effective August 15, 2014.  His appointment brings the Board of Directors back to eight directors, five of whom are independent.

“We are pleased to add Jim to FSC’s Board of Directors.  With over 20 years of experience as an attorney in both the private and public sectors, we believe that he will provide a valuable perspective to our Board of Directors,” stated FSC’s Chief Executive Officer, Leonard M. Tannenbaum.

Mr. Castro-Blanco serves as the Chief Deputy County Attorney for Westchester County, where he advises numerous elected officials, boards and commissions and, since December 2010, has been a lead attorney on high profile matters involving Westchester County.  Prior experiences include providing business and risk management advice to businesses and individuals as well as investigating and reporting alleged financial improprieties.  He has also been a former Assistant United States Attorney where he investigated and prosecuted individuals and organizations involved in RICO, money-laundering and other financial crimes.  In addition, he has past experience working on antitrust and complex corporate litigation matters.

Mr. Castro-Blanco graduated with a J.D. from Brooklyn Law School where he was the articles editor of the Law Review.  Mr. Castro-Blanco also holds a B.A. from the State University of New York at Albany.  Mr. Castro-Blanco has served on the board of trustees for St. John’s Riverside Hospital and is the chair of the Liability Committee, helping guide the institution through the myriad changes in today’s healthcare environment.  He has also been a board member of several charities providing scholarship monies to deserving students and has served as the president of the largest Hispanic bar association on the East Coast of the United States.

About Fifth Street Finance Corp.

Fifth Street Finance Corp. is a leading specialty finance company that provides custom-tailored financing solutions to mid-sized companies, primarily in connection with investments by private equity sponsors.  The company originates and invests in one-stop financings, first lien, second lien, mezzanine debt and equity co-investments.  FSC’s investment objective is to maximize its portfolio’s total return by generating current income from its debt investments and capital appreciation from its equity investments.  The company has elected to be regulated as a business development company and is externally managed by Fifth Street Management LLC, an SEC-registered investment adviser and leading alternative asset manager with $5 billion in assets under management.  With a track record of more than 16 years, Fifth Street’s nationally recognized platform has the ability to hold loans up to $150 million, commit up to $250 million and structure and syndicate transactions up to $500 million.  Fifth Street Management received the 2014 ACG New York Champion’s Award for “Senior Lender Firm of the Year” and was named both 2013 “Lender Firm of the Year” by The M&A Advisor and “Lender of the Year” by Mergers & Acquisitions. FSC’s website can be found at fsc.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the company. Words such as “believes,” “expects,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Contact:
Robyn Friedman, Vice President, Investor Relations
(203) 681-3720
ir@fifthstreetfinance.com

Media Contact:
Nick Rust
Prosek Partners
(212) 279-3115 ext. 252
pro-fifthstreet@prosek.com